UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2014, RadioShack Corporation (the “Company”) entered into an agreement with Mr. John Feray appointing Mr. Feray as the Executive Vice President, Chief Financial Officer, effective February 6, 2014.  From May 2008 to present, Mr. Feray served as Senior Vice President – Finance and Strategy for Dollar General Corporation.  Prior to joining Dollar General, Feray was Senior Vice President and Chief Financial Officer of First American Payment Systems.  Before that he spent several years as Senior Vice President and Chief Financial Officer of Haggar Corporation.  A copy of the press release announcing Mr. Feray’s appointment is attached as Exhibit 99.1.

There is no family relationship between Mr. Feray and any other executive officer or director of the Company, and there is no such arrangement or understanding with any other person under which he was appointed.  All executive officers of the Company are appointed by the Board of Directors to serve until their successors are appointed.  There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Feray has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Feray’s appointment as Executive Vice President, Chief Financial Officer of the Company, the following sets forth Mr. Feray’s base salary, sign-on bonus, stock option and restricted stock grant information.

Base Salary	$550,000 per year
Sign-On Bonus	$450,000 paid within two weeks of start date
Restricted Stock (1)	250,000
Stock Options (2)	600,000
__________________

(1)  The restricted stock will vest on each of the first three anniversaries of the grant date, in increments of one-third of the number of shares granted, provided Mr. Feray is employed by the Company on such vesting date.

(2)  The stock options will vest on the date that the Company’s stock price trades at or above $5.00 for 20 consecutive trading days at any time prior to the expiration of the stock options.  The stock options expire seven years from the grant date. Vesting of the stock options is dependent on Mr. Feray being employed by the Company on the vesting date.

In addition, Mr. Feray will participate in the Company’s 2014 annual bonus plan which was established pursuant to the RadioShack 2009 Annual and Long-Term Incentive Compensation Plan, approved by stockholders at the Company’s 2009 annual meeting (the “2009 Plan”).  Mr. Feray’s target annual bonus for 2014 is equal to 75% of his base salary and payment is subject to the Company achieving certain performance metrics.

Mr. Feray will also participate in the Company’s long-term incentive bonus plan covering calendar years 2014 through 2016 (the “2014 LTIP”) established pursuant to the 2009 Plan.  Mr. Feray’s target compensation under the 2014 LTIP is 100% of his base salary.  The performance measures for Mr. Feray’s 2014 annual bonus and 2014 LTIP will be the same performance measures approved by the Company’s Management Development and Compensation Committee of the Board of Directors for the other executive officers of the Company when these are established.

Mr. Feray will be entitled to reimbursement of temporary commuting and relocation expenses.  Mr. Feray will also be eligible to participate in the Company’s 401(k) plan, Health and Welfare Plans, Officers’ Severance Program, Termination Protection Program, Executive Life and long term disability benefits.

Section 9 – Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.
99.1	Press Release, dated January 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: January 13, 2014	/s/ Holly Fielder Etlin
Holly Fielder Etlin
Interim Chief Financial Officer
(principal financial officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 13, 2014.